UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2018

SENSEONICS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37717	47-1210911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20451 Seneca Meadows Parkway
Germantown, MD 20876-7005

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code:  (301) 515-7260

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01                                           Other Events.

Senseonics Holdings, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to the Company’s Current Report on Form 8-K, originally filed with the U.S. Securities and Exchange Commission on January 26, 2018 (the “Form 8-K”), to update the “Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change” section of the Pricing Term Sheet filed as Exhibit 99.2 to the Form 8-K.  The “Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change” section of the Pricing Term Sheet is hereby replaced in its entirety with the following:

“The following table sets forth the amount, if any, by which the conversion rate will be increased per $1,000 principal amount of notes for a holder that converts its notes in connection with a make-whole fundamental change for each stock price and effective date set forth below:

	Stock Price
Year	$2.60	$3.00	$3.40	$4.00	$5.00	$6.00	$7.00	$8.00	$9.00	$10.00
0	71.5385	51.5733	38.1735	25.1525	13.1360	6.8417	3.3171	1.3275	0.2789	0.0000
1	69.8615	49.0900	35.5471	22.8250	11.5840	5.9033	2.7814	1.0513	0.1822	0.0000
2	68.4346	46.1900	32.2676	19.8725	9.6800	4.8117	2.1929	0.7575	0.0778	0.0000
3	66.9731	42.0933	27.4706	15.6375	7.1560	3.4900	1.5500	0.4788	0.0144	0.0000
4	65.5462	35.2733	19.3824	9.0850	3.8040	1.8767	0.8157	0.2138	0.0000	0.0000
5	71.5385	20.2567	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case

•      if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the amount by which the conversion rate will be increased will be determined by a straight-line interpolation between the amount of the conversion rate increase set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•      if the stock price is greater than $10.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), the conversion rate will not be increased; and

•      if the stock price is less than $2.60 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), the conversion rate will not be increased.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 365.6561 shares of the Issuer’s common stock in the event of a make-whole fundamental change, subject to adjustment in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Prospectus Supplement.”

No other changes have been made to the Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2018	SENSEONICS HOLDINGS, INC.

	By:	/s/ R. Don Elsey
	Name:	R. Don Elsey
	Title:	Chief Financial Officer